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EXHIBIT 11 - STATEMENTS RE:  COMPUTATION OF PER SHARE EARNINGS


                           COMMUNITY BANCSHARES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE

The following tabulation presents the calculation of primary and fully diluted earnings per common share for the years ended December 31, 1995, 1994 and 1993.



                                                                            1995         1994         1993
                                                                       ------------  -----------  ------------

Reported net income . . . . . . . . . . . . . . . . . . . . . . . .    $  2,704,798  $  2,687,954  $  2,572,366

Dividend requirements on 8% cumulative preferred stock (1)  . . . .             -0-           -0-        65,008
                                                                       ------------  ------------  ------------

Earnings on common shares . . . . . . . . . . . . . . . . . . . . .    $  2,704,798  $  2,687,954  $  2,507,358
                                                                       ============  ============  ============

Weighted average common shares outstanding  . . . . . . . . . . . .       1,681,892     1,681,892     1,290,290
                                                                       ============  ============  ============

Earnings per common share - primary and fully diluted
  Income from continuing operations . . . . . . . . . . . . . . . .    $       1.62  $       1.60  $       1.94
                                                                       ============  ============  ============

  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $       1.62  $       1.60  $       1.94
                                                                       ============  ============  ============


(1) The dividend requirements on the 8% cumulative preferred Stock were computed at the annual rate of 8% on the stated value of the preferred stock for the actual number of days outstanding for the period.